Exhibit 10.2

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of June 29, 2026, by and between InnocsAI LLC, a Delaware limited liability company (together with its successors, the “Company”), and the undersigned party listed under Subject Party on the signature page hereto (the “Subject Party”) in favor of and for the benefit of Liminatus Pharma, Inc., a Delaware corporation (“Purchaser”), and each of Purchaser’s Affiliates, successors and direct and indirect Subsidiaries, including the Company Group (together with the Company and Purchaser, the “Covered Parties”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Company, Purchaser and NamChul Jung, an individual, as the representative of the members of the Company have entered into that certain Merger Agreement, dated as of May 17, 2026 and amended and restated as of June 29, 2026 (as may be further amended, restated, supplemented and/or modified from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, InnocsAI will merge with and into a newly formed wholly-owned subsidiary of Purcahser (“Merger Sub”), after which Merger Sub will be the surviving company and a wholly-owned subsidiary of Purchaser (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and the Company to consummate the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), and to realize the goodwill of the Company Group, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement;

WHEREAS, the Purchaser and its direct and indirect Subsidiaries, including the Company Group, are engaged in the business of developing innovative therapies for oncology and other serious diseases and related intellectual property rights (which, together with all other businesses and activities conducted by the Purchaser and the Company Group, the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other Transactions, and to enable Purchaser to secure the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company Group, Purchaser has required that the Subject Party enter into this Agreement; and

WHEREAS, the Subject Party, as a former and/or current direct or indirect equity holder, director, officer, or employee of the Company Group, has contributed to the value of the Company Group and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company Group.

NOW, THEREFORE, in order to induce Purchaser to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party, together with other parties hereto, hereby agrees as follows:

1.	Restriction on Competition.

(a)            Restriction. The Subject Party hereby agrees that during the period from the Closing Date until the date that is the second (2nd) year anniversary of the Closing Date (such period, the “Restricted Period”), the Subject Party shall not, and shall cause its Affiliates not to, directly or indirectly, without the prior written consent of the Company (which may be withheld in its sole discretion), in anywhere in the United States and South Korea or in any other markets in which a Covered Party is engaged, is actively contemplating to become engaged, or plans to engage, in the Business, as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly, engage in the Business (other than through a Covered Party) or own, manage, operate, finance or control, maintain any interest in or participate in the ownership, management, operation, financing or control of, or become engaged or serve as an officer, director, shareholder, member, partner, affiliate, employee, lender, agent, consultant, contractor, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business or any other business or activity which is the same as, similar to or competing with the Business (such business or entity referred to herein as a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded or five percent (5%) of any class of outstanding equity interests in a Competitor that is privately held, so long as the Subject Party and its Affiliates are not affiliated with such Competitor and are not involved in the management or control of such Competitor.

(b)            Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel which the Subject Party acknowledges has been sought by and provided to the Subject Party to its satisfaction and/or the Subject Party’s own education, experience and training, that: (i) the Subject Party possesses knowledge of confidential information of the Purchaser and the Company Group and the Business; (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and the Company to consummate the Transactions and to realize the goodwill of the Company Group, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement, and that the Purchaser and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would substantially impair the goodwill of the Company Group and reduce the value of the assets of the Company Group and might cause serious and irreparable injury if the Subject Party were to use the Subject Party’s ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties might not have an adequate remedy at law because of the unique nature of the Business; (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period or otherwise breach this Agreement; (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests; (vi) the Covered Parties conduct or intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory; (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration and do not impose an undue hardship on the Subject Party and will not prevent the Subject Party from earning a living; (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory; and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.	No Solicitation; No Disparagement.

(a)            No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of the Company (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, agent, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise intentionally or knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, agent, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates shall not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment or engagement from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an officer, employee, agent, consultant or independent contractor of the Covered Parties, as of the Closing Date or during the two (2)-year period precedent the Closing Date, or at any time during the Restricted Period.

(b)            Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, directly or indirectly, without the prior written consent of the Company (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise intentionally or knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) intentionally or knowingly interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt) the relationship (including, without limitation, any transaction, agreement, prospective agreement, business opportunity or business relationship in which a Covered Party is or was involved as of the Closing Date or at any time during the Restricted Period) between, on the one hand, any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, and, on the other hand, a Covered Party, for a purpose competitive with the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or took specific action to make a proposal or currently plans to do such) of a Covered Party, as of the Closing Date or during the two (2)-year period preceding the Closing Date, or at any time during the Restricted Period.

(c)            Non-Disparagement. The Subject Party agrees that, from and after the Closing Date, the Subject Party and its Affiliates will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by an Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party, including under this Agreement, the Merger Agreement or any other Additional Agreements that is asserted by the Subject Party or its Affiliate in good faith.

3.            Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information (as defined below) without the prior written consent of the Company (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administration, management, operations, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced or maintained by or on behalf of such Covered Party through its representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (b) intended and maintained by such Covered Party or its representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that the Subject Party has knowledge that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 shall not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given prompt reasonable prior written notice, (B) the Subject Party cooperates (and causes its representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if, after compliance with clauses (A) and (B), such disclosure is still required, the Subject Party and its representatives shall (y) only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed and (z) use its best efforts to ensure that such disclosed portion of the Covered Party Information shall be afforded confidential treatment.

4.            Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder shall result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5.            Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party or its Affiliates of any covenant or obligation contained in this Agreement, each applicable Covered Party shall be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Additional Agreements that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (a) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (b) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement to the extent that the Covered Parties prevail. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.            Survival of Obligations. The expiration of the Restricted Period shall not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective and shall be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7.	Miscellaneous.

(a)            Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or recognized courier service by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (ii) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (iii) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Liminatus Pharma, Inc.
2251 Stern Goodman Street, Suite E
Fullerton, CA 92833
Attn: Chris Kim
e-mail: chris@liminatus.com

if to the Subject Party, to the address set forth below such Subject Pary’s name on the signature page hereto:

(b)            Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Additional Agreements contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliates and any of the Covered Parties. Nothing in the Merger Agreement shall limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor shall any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms shall control as to the Subject Party or its Affiliate, as applicable.

(c)            Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision shall be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent; (ii) the invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction; and (iii) the invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court shall have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)            Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party and the Company (or their respective successors or permitted assigns). No waiver shall be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver shall have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, condition or right, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)            Governing Law; Dispute Resolution. The provisions of Article X (Dispute Resolution) and Section 12.7 (Governing Law) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

(f)            Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon the Subject Party and the Subject Party’s estate, successors and permitted assigns, and shall inure to the benefit of the Covered Parties, and their respective successors and permitted assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and shall not be assigned by the Subject Party. The parties hereto agree and acknowledge that each of the Covered Parties is a third-party beneficiary of this Agreement and shall be entitled to enforce the rights of the Company under this Agreement.

(g)            Authorization to Act on Behalf of Covered Parties. In the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(h)            Construction. The Subject Party acknowledges that the Subject Party has had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and includes all attachments thereto and instruments incorporated therein.

(i)            Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

InnocsAI LLC

By:
Name:	Nam-Chul Jung
Title:	CEO

Subject Party:

Name:	Nam-Chul Jung

Address: #80, 138, Ilsan-ro, Ilsandong-gu, Goyang-si, Gyeonggi-do, Korea 10442

[Signature Page to the Non-Competition and Non-Solicitation Agreement]